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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) July 17, 1997



                            Ticketmaster Group, Inc.
             (Exact name of registrant as specified in its charter)





     Illinois                        0-21631                     36-3597489
  (State or other                   (Commission                (IRS Employer
  jurisdiction of                   File Number)             Identification No.)
  incorporation)


8800 Sunset Boulevard, West Hollywood, CA           90069
(Address of principal executive offices)         (Zip Code)


        Registrant's telephone number, including area code (310)360-6000



                                      N/A
    ----------------------------------------------------------------------
         (Former name or former address, if changed since last report)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On July 17, 1997, pursuant to a Stock Exchange Agreement, dated as of May 20, 1997, by and between HSN, Inc., a Delaware Corporation ("HSNi"), and Paul
G. Allen (the "Stock Exchange Agreement"), HSNi acquired 12,283,014 shares (the "Shares") of the Registrant's Common Stock in exchange for the issuance to Mr. Allen of 7,238,507 shares of common stock, par value $.01 per share, of HSNi ("HSNi Common Stock"), subject to the issuance of up to an additional 3,257,328 shares of HSNi Common Stock to be reserved for contingent issuance in July 1998 if the average market price of HSNi Common Stock over a specified period prior to such date is below $29 per share. The Shares represent approximately 49.6% of the total number of shares of the Registrant's Common Stock outstanding.

     On July 24 and 25, 1997, HSNi acquired, in open market purchases, 70,000 and 42,000 shares, respectively, of the Registrant's Common Stock for $16 per share or an aggregate purchase price of $1,792,000 (excluding commissions). HSNi's working capital was used to make such purchases. Accordingly, as of July 25, 1997, HSNi owned a total of 12,395,014 shares of the Registrant's Common Stock, representing approximately 50.1% of the total number of shares of the Registrant's Common Stock outstanding.

     Under the Stock Exchange Agreement, Mr. Allen was required to use all reasonable efforts to cause the Registrant to take such action so that, effective upon the closing under the Stock Exchange Agreement, the Board of Directors of the Registrant would consist of up to a majority of persons designated by HSNi (the precise number of which was to be determined by HSNi). Under this provision, Barry Diller, Chairman and Chief Executive Officer of HSNi, and James Held, President and Chief Executive Officer of Home Shopping Network, Inc. and Vice Chairman of HSNi, joined the Registrant's Board of Directors as of the closing under the Stock Exchange Agreement. In addition, as of the closing under the Stock Exchange Agreement, Jonathan Dolgen, Chairman of Viacom Entertainment Group, and Peter Barton, President of Barton and Associates, joined the Registrant's Board of Directors as outside directors and Charles Gerber, Terence Strom and David Liddle resigned from the Registrant's Board of Directors. Mr. Allen continues as Chairman of the Board of the Registrant.

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                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     TICKETMASTER GROUP, INC.



July 30, 1997                        By:   /s/ Peter B. Knepper
                                        ------------------------------------
                                        Peter B. Knepper, Senior Vice
                                          President and Chief Financial
                                          Officer